UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 16, 2023

FIRST BANCORP.
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1519 Ponce de Leon Ave., P.O. Box 9146 San Juan, Puerto Rico	00908-0146
(Address of Principal Executive Offices)	(Zip Code)

(787) 729-8200
Registrant’s Telephone Number, Including Area Code:

Not applicable
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	FBP	New York Stock Exchange

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02 (e) Compensatory Arrangements of Certain Officers

On March 16, 2023, the Board of Directors (the “Board”) of First BanCorp. (the “Corporation”), as part of its annual competitive review of executive compensation, and with guidance from its independent compensation consultant, Pearl Meyer & Partners LLC, approved the following changes to the compensation structure for certain of the Corporation’s Named Executive Officers (“NEOs”). Except for the changes to compensation discussed below, there were no changes to the terms and conditions of the short-term incentive and long-term incentive programs, as well as all other components of compensation under the Corporation’s compensation plans and programs, which are set forth in the Corporation’s 2022 Annual Proxy Statement.

Change to Base Salary for CEO

The Board approved an increase in the annual base salary of Aurelio Alemán, Chief Executive Officer (“CEO”) of the Corporation to $1,040,000 from $1,000,000, effective April 1, 2023.

Changes to Short-Term Incentive Program and Incentive Opportunity for CEO

The Board approved changes to the performance measures used by the Board to determine short-term incentive program payout, effective for the short-term incentive to be paid in 2024 based upon 2023 performance. Following the changes, the performance measures are as follows:

•	Corporate Profitability: Earnings Per Share and Pre-Tax, Pre-Provision Income
•	Asset Quality: Non-Performing Asset Ratio
•	Operating Efficiency: Efficiency Ratio

The Board also approved an adjustment to the target opportunity under the short-term incentive program for Aurelio Alemán, CEO, to 115% of base salary, effective for the short-term incentive to be paid in 2024 based upon 2023 performance.

Changes to Long-Term Incentive Program and Incentive Opportunities for certain NEOs

The Board approved certain changes to the long-term incentive program, effective March 16, 2023, as follows:

•	Increased maximum payout opportunity as a percentage of target to 150% for maximum level performance.
•	The performance-based shares portion of the long-term incentive program will vest based on the actual achievement at the end of a three-year performance period (the “Performance Period”), as follows:

o	50% based on the total shareholder return relative to companies comprising the KBW Regional Bank Index as of the last day of the Performance Period; and
o	50% based on the achievement of a pre-established tangible book value per share goal at the end of the Performance Period.

The Board also approved adjustments to the target opportunities under the long-term incentive program for the following NEOs, effective March 16, 2023:

•	Target opportunity for Aurelio Alemán, CEO, increased to 165% of base salary;
•	Target opportunity for Orlando Berges, Chief Financial Officer, increased to 90% of base salary;
•	Target opportunity for Nayda Rivera, Chief Risk Officer, increased to 80% of base salary; and
•	Target opportunity for Cassan Pancham, Business Group Executive, increased to 70% of base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST BANCORP.

Date: March 21, 2023	/s/ Sara Alvarez
Sara Alvarez
EVP and General Counsel